Exhibit 99.3

ATLANTIC POWER UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

On November 5, 2011, the Company completed the acquisition of all the outstanding limited partnership interests of Capital Power Income L.P. (“CPILP”) pursuant to a court-approved plan of arrangement under the Canada Business Corporations Act (the “Plan of Arrangement”).  The following unaudited pro forma condensed combined consolidated statements of operations and balance sheet (which we refer to as the pro forma financial statements) combine the historical consolidated financial statements of Atlantic Power and CPILP to illustrate the effect of the Plan of Arrangement. The pro forma financial statements and accompanying notes were based on and should be read in conjunction with the:

•      audited consolidated financial statements of Atlantic Power for the year ended December 31, 2010 and the notes relating thereto included in Atlantic Power’s Annual Report on Form 10-K for the year ended December 31, 2010;

•      unaudited consolidated financial statements of Atlantic Power for the  nine months ended September 30, 2011 and the notes relating thereto included in Atlantic Power’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2011; and

•      audited consolidated financial statements of CPILP for the year ended December 31, 2010 and the notes relating thereto, and the unaudited consolidated financial statements of CPILP for the nine months ended September 30, 2011 and the notes relating thereto, each included elsewhere in this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Plan of Arrangement, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined consolidated statements of operations (which we refer to as the pro forma statements of operations), expected to have a continuing impact on the combined results. The pro forma statements of operations for the year ended December 31, 2010 and for the nine months ended September 30, 2011, give effect to the Plan of Arrangement as if it occurred on January 1, 2010. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (which we refer to as the pro forma balance sheet) as of September 30, 2011, gives effect to the Plan of Arrangement as if it occurred on September 30, 2011.

As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP, and the regulations of the SEC. Atlantic Power has been treated as the acquirer in the transaction for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma financial statements are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the transaction been completed on the dates indicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2011

(in thousands, except per share data)

	Atlantic
	Power	CPILP
	Historical	Historical	Pro Forma		Pro Forma
	(unaudited) (a)	(unaudited) (a) (1)	Adjustments (b)		Combined
Project revenue:	$159,256	$396,190	$(36,578	)(d)	$518,868
Project expenses:
Fuel	46,202	168,160	(19,761	)(d)	194,601
Operations and maintenance	27,518	78,652	(15,447	)(d)	90,723
Depreciation and amortization	32,711	66,366	28,221	(c), (d), (e)	127,298
	106,431	313,178	(6,987)		412,622
Project other income (expense):
Change in fair value of derivative instruments	(12,497)	666	21		(11,810)
Equity in earnings of unconsolidated affiliates	5,647	—	—		5,647
Interest expense, net	(13,684)	—	—		(13,684)
Other expense, net	(40)	—	—		(40)
	(20,574)	666	21		(19,887)
Project income	32,251	83,678	(29,570)		86,359

Administrative and other expenses (income):
Administration	20,661	20,686	(640	)(d)	40,707
Interest expense, net	10,815	32,265	30,942	(c), (f)	74,022
Foreign exchange loss (gain)	20,383	18,520	38		38,941
	51,859	71,471	30,340		153,670
Income (loss) from operations before income taxes	(19,608)	12,207	(59,910)		(67,311)
Income tax expense (benefit)	(10,681)	(1,923)	(23,067	)(e), (i)	(35,671)
Net income (loss)	(8,927)	14,130	(36,843)		(31,640)
Net (loss) income attributable to noncontrolling interest	(349)	10,581	188		10,420
Net income (loss) attributable to Atlantic Power Corporation	$(8,578)	$3,549	$(37,031)		$(42,060)

Net income (loss) per share attributable to Atlantic Power Corporation shareholders:
Basic	$(0.13)	$0.06	$(0.30)		$(0.37)
Diluted	$(0.13)	$0.06	$(0.30)		$(0.37)

(1)          The CPILP historical results are recorded in Canadian dollars and are in accordance with IFRS.  See Note 5(b) and (c) for an explanation of the conversion to U.S. dollars and U.S. GAAP.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(in thousands, except per share data)

	Atlantic
	Power	CPILP
	Historical	Historical	Pro Forma		Pro Forma
	(unaudited) (a)	(unaudited) (a) (1)	Adjustments (b)		Combined
Project revenue:	$195,256	$524,569	$(49,840	)(d)	$669,985
Project expenses:
Fuel	65,553	219,218	(27,387	)(c), (d)	257,384
Operations and maintenance	31,237	114,164	(18,908	)(d)	126,493
Depreciation and amortization	40,387	98,277	28,604	(d), (e)	167,268
	137,177	431,659	(17,691)		551,145
Project other income (expense):
Change in fair value of derivative instruments	(14,047)	(11,421)	468		(25,000)
Equity in earnings of unconsolidated affiliates	15,288	—	—		15,288
Interest expense, net	(17,660)	—	—		(17,660)
Other expense, net	219	—	—		219
	(16,200)	(11,421)	468		(27,153)
Project income	41,879	81,489	(31,681)		91,687

Administrative and other expenses (income):
Administration	16,149	13,945	(2,292	)(d)	27,802
Interest expense, net	11,701	40,129	43,177	(f)	95,007
Foreign exchange gain	(1,014)	(7,808)	234		(8,588)
Other (income)	(26)	—	(1,121	)(d)	(1,147)
	26,810	46,266	39,998		113,074
Income (loss) from operations before income taxes	15,069	35,223	(71,679)		(21,387)
Income tax expense	18,924	(9,384)	(31,891	)(e), (i)	(22,351)
Net income (loss)	(3,855)	44,607	(39,788)		964
Net (loss) income attributable to noncontrolling interest	(103)	14,107	(406)		13,598
Net income (loss) attributable to Atlantic Power Corporation	$(3,752)	$30,500	$(39,382)		$(12,634)

Net income (loss) per share attributable to Atlantic Power Corporation shareholders:
Basic	$(0.06)	$0.55	$(0.61)		$(0.12)
Diluted	$(0.06)	$0.55	$(0.61)		$(0.12)

(1)          The CPILP historical results are recorded in Canadian dollars and are in accordance with Canadian GAAP.  See Note 5(b) and (c) for an explanation of the conversion to U.S. dollars and U.S. GAAP.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED BALANCE SHEET

As of September 30, 2011

(in thousands)

	Atlantic
	Power	CPILP
	Historical	Historical	Pro Forma		Pro Forma
	(unaudited) (a)	(unaudited) (a)(1)	Adjustments (b)		Combined
Assets
Current assets:
Cash and cash equivalents	$38,254	$18,957	$93,451	(d), (f)	$150,662
Restricted cash	28,123	—	—		28,123
Accounts receivable	19,104	53,318	(876)		71,546
Note receivable - related party	7,326	—	—		7,326
Current portion of derivative instruments asset	649	2,955	(49)		3,555
Asset held for sale	—	143,423	(143,423	)(d)	—
Prepayments, supplies, and other	10,967	19,437	(319)		30,085
Refundable income taxes	1,594	—	—		1,594
Total current assets	106,017	238,090	(51,216)		292,891

Property, plant, and equipment, net	360,594	872,947	113,578	(c), (e)	1,347,119
Transmission system rights	182,245	—	—		182,245
Equity investments in unconsolidated affiliates	275,425	31,344	(515)		306,254
Other intangible assets, net	71,802	284,795	316,169	(c), (e)	672,766
Goodwill	12,453	24,814	363,255	(c), (h)	400,522
Derivative instruments asset	4,593	12,279	(201)		16,671
Deferred income taxes	—	25,243	6,217	(c), (i)	31,460
Other assets	15,892	36,592	13,785	(c), (f)	66,269
Total assets	$1,029,021	$1,526,104	$761,072		$3,316,197

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	$42,373	$53,148	$23,101	(c), (g)	$118,622
Revolving credit facility	—	80,300	(30,300)		50,000
Liabilities held for sale	—	22,127	(22,127	)(d)	—
Current portion of long-term debt	22,562	—	—		22,562
Current portion of derivative instruments liability	34,921	22,035	(362)		56,594
Interest payable on convertible debentures	2,442	—	—		2,442
Dividends payable	6,003	—	—		6,003
Other current liabilities	10	—	—		10
Total current liabilities	108,311	177,610	(29,688)		256,233

Long-term debt	294,989	640,810	453,560	(c), (f)	1,389,359
Convertible debentures	188,620	—	—		188,620
Derivative instruments liability	27,892	70,311	(1,155)		97,048
Deferred income taxes	18,142	10,100	125,622	(c), (i)	153,864
Other non-current liabilities	2,193	67,579	(40,784	)(c)	28,988

Equity
Common shares	649,070	339,626	224,848	(f), (j)	1,213,544
Accumulated other comprehensive loss	(1,218)	—	—		(1,218)
Retained deficit	(262,136)	—	32,947	(g), (i)	(229,189)
Total shareholders’ equity	385,716	339,626	257,795		983,137
Noncontrolling interest	3,158	220,068	(4,278	)(c)	218,948
Total equity	388,874	559,694	253,517		1,202,085
Total liabilities and equity	$1,029,021	$1,526,104	$761,072		$3,316,197

(1)          The CPILP historical results are recorded in Canadian dollars and are in accordance with IFRS.  See Note 5(b) and (c) for an explanation of the conversion to U.S. dollars and U.S. GAAP.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

ATLANTIC POWER CORPORATION AND CAPITAL POWER INCOME L.P.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of the Transaction

On November 5, 2011, the Company completed its previously announced acquisition of all the outstanding limited partnership interests of Capital Power Income L.P. (“CPILP”) pursuant to the terms and conditions of the previously filed Arrangement Agreement, dated June 20, 2011, as amended by Amendment No. 1, dated July 15, 2011 (the “Arrangement Agreement”), by and among the Atlantic Power, CPILP, CPI Income Services Ltd., the general partner of CPILP, and CPI Investments Inc., a unitholder of CPILP that is owned by EPCOR Utilities Inc. and Capital Power Corporation.  The transactions contemplated by the Arrangement Agreement were effected through a court-approved plan of arrangement under the Canada Business Corporations Act (the “Plan of Arrangement”).  The Plan of Arrangement was approved by the unitholders of CPILP, and the issuance of Atlantic’s common shares to CPILP unitholders pursuant to the Plan of Arrangement was approved by Atlantic’s shareholders, at respective special meetings held on November 1, 2011.  A Final Order approving the Plan of Arrangement was entered by the Court of Queen’s Bench of Alberta, Judicial District of Calgary, on November 1, 2011.

Under the terms of the Plan of Arrangement, CPILP unitholders were permitted to exchange each of their CPILP units for, at their election, C$19.40 in cash or 1.3 Atlantic Power common shares. All cash elections were subject to proration if total cash elections exceed approximately C$506.5 million and all share elections were subject to proration if total share elections exceed approximately 31.5 million Atlantic Power common shares.

Pursuant to the Plan of Arrangement, CPILP sold its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power, for approximately C$121.4 million. Additionally, in connection with the Plan of Arrangement, the management agreements between certain subsidiaries of Capital Power and CPILP and certain subsidiaries of CPILP were terminated (or assigned to Atlantic Power) in consideration of a payment of C$10 million. Atlantic Power assumed the management of CPILP and entered into a transitional services agreement with Capital Power for a term of up to 12 months following closing, which will facilitate the integration of CPILP into Atlantic Power.

Note 2. Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical consolidated financial statements of Atlantic Power and CPILP. Certain reclassifications have been made to the historical financial statements of CPILP to conform with Atlantic Power’s presentation. This resulted in income statement adjustments to operating revenues, operating expenses, other income and deductions and balance sheet adjustments to current assets, long term assets, current liabilities and other long term liabilities.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria.

• Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the transaction with CPILP. The timing and effect of actions associated with integration are currently uncertain.

• A fair value adjustment for CPILP’s pension and other postretirement benefit obligations. Atlantic Power management believes the actuarial assumptions and methods used to measure CPILP’s obligations and costs for financial accounting purposes for 2010 and 2011 are appropriate in the circumstances. The final fair value determination of the pension and postretirement benefit obligations may differ materially, largely due to potential changes in discount rates, return on plan assets up to the date of completion of the transaction and the conforming of certain Atlantic Power and CPILP assumptions surrounding the determination of these obligations.

The pro forma financial statements were prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. Atlantic Power has been treated as the acquirer in the transaction for accounting purposes. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. In addition, acquisition accounting establishes that the consideration transferred be measured at the closing date of the transaction at the then-current market price. Since acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement, the pro forma financial statements are preliminary and have been prepared solely for the purpose of providing unaudited pro forma condensed combined consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

Note 3. Significant Accounting Policies

Based upon Atlantic Power’s initial review of CPILP’s summary of significant accounting policies, as disclosed in the CPILP consolidated historical financial statements elsewhere in 8-K/A, as well as on preliminary discussions with CPILP’s management, the pro forma condensed combined consolidated financial statements assume there will be certain adjustments necessary to conform CPILP’s accounting policies under International Financial Reporting Standards (‘‘IFRS’’) to Atlantic Power’s accounting policies under US GAAP. Upon completion of the transaction and a more comprehensive comparison and assessment, differences may be identified that would necessitate changes to CPILP’s future accounting policies and such changes could result in material differences in future reported results of operations and financial position for CPILP as compared to historically reported amounts.

Note 4. Estimated Purchase Price and Preliminary Purchase Price Allocation

Atlantic Power acquired all of the outstanding units of CPILP for a combination of cash  and Atlantic Power shares. The purchase price for the business combination is estimated as follows (in thousands):

Fair value of consideration transferred:
Cash	$498,212
Equity	407,424
Total purchase price	905,636

Preliminary purchase price allocation
Working capital	$(59,459)
Property, plant and equipment	986,525
Intangibles	600,964
Other long-term assets	77,051
Long-term debt	(634,370)
Other long-term liabilites	(95,951)
Deferred tax liability	(141,404)
Total identifiable net assets	733,356
Noncontrolling interest	(215,790)
Goodwill	388,070
Total purchase price	905,636

The purchase price was computed using CPILP’s outstanding units as of June 30, 2011, adjusted for the exchange ratio per the Plan of Arrangement. The purchase price reflects the market value of Atlantic Power’s common shares issued in connection with the transaction based on the closing price of Atlantic Power’s common shares on the NYSE on November 4, 2011.

The allocation of the purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of CPILP’s assets and liabilities at the time of the completion of the transaction. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet primarily because  power market prices, interest rates and other valuation variables that can fluctuate over time and be different at the time of completion of the transaction compared to the amounts assumed in the pro forma adjustments.

Note 5. Pro Forma Adjustments to Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) Atlantic Power and CPILP historical presentation—Based on the amounts reported in the consolidated statements of operations and balance sheets of Atlantic Power and CPILP for the year ended December 31, 2010 and for the nine months ended and as of September 30, 2011. Certain financial statement line items included in CPILP’s historical presentation have been reclassified to corresponding line items included in Atlantic Power’s historical presentation. These reclassifications had no impact on the historical operating income, net income from continuing operations or partners’ equity reported by CPILP. The adjustments to total assets and liabilities were not material to CPILP’s balance sheet.

(b) CPILP conversion to US dollars—Based on the amounts reported in the historical consolidated statements of operations of CPILP for the year ended December 31, 2010 and for the nine months ended September 30, 2011, the amounts have been converted from Canadian dollars to US dollars using average exchange rates for the applicable periods. For the historical consolidated balance sheet as of September 30, 2011, the amounts have been converted from Canadian dollars to US dollars using ending exchange rates for that period. The adjustments to total assets, total liabilities, revenues and expenses were not material to CPILP’s consolidated balance sheet and income statements.

(c) CPILP conversion to US GAAP—Based on the amounts reported in the consolidated statements of operations and balance sheets of CPILP for the year ended December 31, 2010 and for the nine months ended and as of September 30, 2011, certain financial statement line items included in CPILP’s historical presentation have been reclassified or adjusted to confirm to US GAAP presentation. For the nine months ended September 30, 2011, the CPILP statements conform to IFRS and for the year ended December 31, 2010 the CPILP statements conform to Canadian GAAP. The adjustments to total assets, total liabilities, revenues and expenses were not material to CPILP’s consolidated balance sheet and income statements.

(d) CPILP exclusion of the North Carolina Plants—CPILP sold its Roxboro and Southport facilities located in North Carolina to an affiliate of Capital Power. Based on the amounts reported in the historical consolidated statements of operations and balance sheets of CPILP for the year ended December 31, 2010 and for the nine months ended and as of September 30, 2011, the following amounts have been excluded from the unaudited pro forma condensed combined consolidated financial statements:

	Nine months ended	Year ended
	September 30, 2011	December 31, 2010
Project revenue	$43,515	$34,726
Project expenses
Fuel	22,395	24,816
Project operations and maintenance	17,196	15,916
Depreciation and amortization	4,650	8,936
	44,241	49,668
Project income	(726)	(14,942)
Administration	1,518	3,438
Net loss	$(2,244)	$(18,380)

As of
September 30, 2011

Asset held for sale	$143,423
Liabilities held for sale	(22,127)
Retained earnings	$121,296

(e) Power Purchase Agreements and Plants—The pro forma balance sheet includes pro forma adjustments to reflect the fair value of CPILP’s power contracts (including those designated as ‘‘normal purchases normal sales’’) recorded to intangible assets and additional fair value of plants in the amounts of $320.9 million and $113.5 million, respectively. The pro forma statements of operations include pro forma adjustments to reflect the increase in expense resulting from the amortization of the valuation adjustment related to CPILP’s intangibles and the depreciation of the plants of $29.5 million and $40.4 million for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively. This estimate is preliminary, subject to change and could vary materially from the actual adjustments at the time the transaction is completed, driven by various factors including changes in energy commodity prices and fuel prices.

(f) Debt and Equity issuance—The pro forma balance sheet includes a pro forma adjustment of $460.0 million to reflect Atlantic Power’s proceeds from the issuance of 9% Senior Notes due 2018 and proceeds of $164.5 million from the issuance of 12.65 million common shares. The proceeds from the debt and equity offering were used to pay the CPILP unitholders the cash portion of the purchase price. The debt and equity amounts are offset by $16.2 million and $7.4 million of transaction costs classified as deferred financing costs and a reduction of common stock, respectively. The pro forma statements of operations include pro forma adjustments to reflect the net incremental interest expense resulting from the new debt and amortization of deferred financing costs of $33.2 million and $44.3 million for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively.

(g) Transaction Costs—The pro forma balance sheet includes a pro forma adjustment to accounts payable and accrued liabilities to reflect estimated transaction costs of $24.3 million. The transaction costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges not expected to have a continuing impact on the combined results.

(h) Goodwill—The pro forma balance sheet includes a preliminary estimate of the allocation of the excess of the purchase price paid over the fair value of CPILP’s identifiable assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Atlantic Power’s common stock on the NYSE on November 4, 2011, is $905.6 million, and the excess purchase price over the fair value of the identifiable net assets acquired is $388.1 million.

(i) Deferred Tax Assets and Liabilities: The pro forma balance sheet includes a preliminary estimated reduction of $37.1 million to deferred tax liabilities. This adjustment reflect the estimated deferred tax impacts of the acquisition on the balance sheet, primarily related to the reversal of the Atlantic Power’s valuation allowance associated with its Canadian accumulated net operating losses as of September 30, 2011.  For purposes of the unaudited pro forma condensed combined consolidated financial statements, deferred taxes are provided at the Canadian enacted statutory rate of 25%. This rate does not reflect Atlantic Power’s effective tax rate, which includes other tax items, such as non-deductible items, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. When the transaction is completed and additional information becomes available, it is likely the applicable income tax rate will change.

The $142.2 million increase to deferred tax liability reflects the estimated deferred tax liability impact of the acquisition on the balance sheet, primarily related to estimated fair value adjustments for acquired tangible and intangible assets. For purposes of the unaudited pro forma condensed combined consolidated financial information, deferred taxes are provided at Atlantic Power’s deferred tax rate of 33%, which includes the U.S. federal statutory income tax rate plus the Canadian statutory income tax rate. This rate does not reflect Atlantic Power’s effective tax rate, which includes other tax items, such as state taxes, as well as other tax charges or benefits and does not take into account any historical or possible future tax events that may impact the combined company. When the transaction is completed and additional information becomes available, it is likely the applicable income tax rate will change.

(j) Common Shares outstanding—Reflects the elimination of the CPILP units offset by issuance of 31.5 million Atlantic Power common shares as part of purchase price and the issuance of 12.65 million Atlantic Power common shares in new equity. The pro forma weighted average number of basic shares outstanding is calculated by adding these additional share issuances to Atlantic Power’s weighted average number of basic common shares outstanding for the nine months ended September 30, 2011 or the year ended December 31, 2010. The following table illustrates these computations (in thousands):

	Nine months ended	Year ended
	September 30, 2011	December 31, 2010
Atlantic Power’s basic shares outstanding	68,383	61,706
Additional shares issued to CPILP unit holders	31,500	31,500
Additional shares on new equity issuance	12,650	12,650
Basic shares outstanding	112,533	105,856
Dilutive potential shares
Convertible debentures	14,190	12,339
LTIP notional units	363	542
Potentially dilutive shares	127,086	118,737

Potentially dilutive shares from convertible debentures have been excluded from fully dilutive shares for the nine months ended September 30, 2011 and for the year ended December 31, 2010 because their impact would be anti-dilutive.